United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: July 6, 2006
(Date of earliest event reported)
EMAK Worldwide, Inc.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)
6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)
(323) 932-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant
     On July 6, 2006, the Audit Committee of the Board of Directors of EMAK Worldwide, Inc. (the “Company”) appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to replace PricewaterhouseCoopers LLP (“PwC”), effective immediately. The engagement of Deloitte will commence with the review of the Company’s financial results for the second quarter and six-month period ending June 30, 2006.
     PwC’s reports on the Company’s financial statements for the fiscal years ended December 31, 2004 and December 31, 2005, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal years ended December 31, 2004 and December 31, 2005, and through July 6, 2006, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PwC’s satisfaction would have caused them to make reference thereto in its reports on the Company’s consolidated financial statements for such years. During the fiscal years ended December 31, 2004 and December 31, 2005 and through July 6, 2006, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.
     The Company has provided PwC with a copy of the foregoing disclosures. A letter from PwC dated July 11, 2006, stating whether or not PwC agrees with these statements is attached as Exhibit 16.1.
     During the fiscal years ended December 31, 2004 and December 31, 2005, and through July 6, 2006, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 16.1 Letter dated July 11, 2006 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

Exhibit 99.1 Press Release dated July 11, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: July 11, 2006	By:	/S/TERESA L. TORMEY
Teresa L. Tormey,
Chief Administrative Officer and General Counsel

2